Exhibit 99.1

J&J SNACK FOODS’ FISCAL 2023 FIRST QUARTER REVENUE INCREASES 10.3% TO $351.3M

Pennsauken, NJ, January 30, 2023 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the first quarter ended December 24, 2022.

		First Quarter
	Actuals	$ v. LY	% v. LY
Net Sales	$351.3M	$32.9M	10.3%
Operating Income	$9.3M	-$5.5M	-37.2%
Net Earnings	$6.6M	-$4.5M	-40.2%
Earnings per Diluted Share	$0.34	-$0.24	-41.4%

Adjusted EBITDA	$25.3M	-$2.3M	-8.3%
Adjusted Earnings per Diluted Share	$0.42	-$0.15	-26.3%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods President and CEO, commented, “We are pleased to report the seventh consecutive quarter of double-digit top-line growth and remain confident in our plans to continue growing sales. We are investing in our brands, accelerating cross selling opportunities with our customers and across our channels, expanding our production capacity and building a strong pipeline of product innovation. We have hit the ground running with our Dippin’ Dots business, having already gained placement at Regal Theaters, the second largest movie theater chain in the United States. In fact, we increased unit sales in our Dippin’ Dots business over 14% in the first quarter. Also, we recently launched the Hola! Churros brand and are seeing strong momentum, including over 30% sales growth in the first quarter. This positions us well to grow our churros business, including the introduction of new products and entry into new channels. While our industry experienced some declines in traffic and volume in the first quarter, we are well positioned to manage through these economic challenges, and expect to continue growing our top line.”

“As we make meaningful progress on our strategic priorities and initiatives to improve operating efficiency and effectiveness, ongoing inflationary pressures and the softening consumer environment impacted our year over year bottom-line results. Our actions to improve gross margins helped us deliver 25.9% this quarter versus 24.9% in the prior year period. However, we continue to manage through cost pressures on the expense side, most notably distribution expenses. We expect to see improvement in expenses as we cycle through these high inflationary periods later in the year. Also, Dippin Dots is a very seasonal business and, as expected, negatively impacts our results in the first quarter. This business will drive the majority of its profitability in the second half of the year.”

“More than ever, our teams are focused on effectively managing through these dynamic market conditions while serving our customers and partners. We have taken aggressive measures to offset these various challenges and to position the company for long-term success. In addition to the sales strategies mentioned above, we are focused on improving operational efficiencies and capacity through initiatives like adding seven new, more automated production lines. To date we have opened two new frozen novelty lines and one additional churros line. Over the next six months, we will activate three additional lines focused on expanded pretzel production capacity. Also, we’ve implemented a new ERP system, outsourced our shipping logistics, and are building a more geographically optimized distribution network. In addition, we have now fully implemented various price increases across our portfolio, which we expect will continue to drive improved gross margins.”

“In closing, our momentum remains strong as our core brands and new products continue to resonate with consumers, and we are confident that our strategy is working and that we will see the benefit of our various initiatives through out the balance of fiscal 2023.”

Total Company First Quarter Highlights

Net sales increased 10.3% to $351.3 million in Q1 of fiscal 2023, compared to Q1 of fiscal 2022.

Key highlights include:

●	Sales included approximately $13.4 million in revenue from Dippin’ Dots which we report in our frozen novelty category.
●	Organic sales growth was driven by growth across all three business segments, led by our core products including pretzels, churros, frozen novelties and frozen beverages.
●	Food Service sales exceeded Q1 ’22 by 12.5%.
●	Retail segment sales exceeded Q1 ’22 by 0.9%.
●	Frozen Beverage segment sales exceeded Q1 ’22 sales by 9.2%.

Gross profit as a percentage of sales was 25.9% in Q1 ’23, comparing favorably to 24.9% in Q1 ‘22. Key ingredients including flour, oils, eggs, meats, sugar and dairy continue to experience inflationary pressures compared to the same quarter last year, up approximately 20%. Inflation trends are gradually improving for some raw materials since our 2022 fourth quarter, which we expect will benefit margins in future months. Three pricing actions implemented in fiscal 2022 along with improved mix helped to partially offset these headwinds and are expected to provide additional benefits through out the balance of fiscal 2023.

Total operating expenses of $81.5 million represented 23.2% of sales for the quarter, compared to 20.3% in Q1 ’22, reflecting ongoing inflationary pressures across distribution and administrative costs. Distribution costs represented 12.0% of sales in the quarter, versus 10.5% in the prior year period, but improved sequentially compared to Q4 2022. We expect our various strategic and operational initiatives to improve logistics management and increase efficiency across our distribution network and supply chain allowing us to reduce costs and drive significant savings over the coming quarters and years.

Marketing and selling expenses represented 6.7% of sales, versus 6.6% in the prior year period, and 6.4% in Q4’ 22. Administrative expenses were 4.7% of sales in Q1 ’23, compared to 3.3% in Q1 ’22 and 4.3% in Q4’ 22 driven mostly by the expected seasonal impact of Dippin’ Dots.

Adjusted operating income was $11.2 million in the first quarter of fiscal 2023, compared to $14.6 million in the prior year period, with the decrease driven by the ongoing inflationary pressures, somewhat offset by revenue growth across all three of our business segments. This led to net earnings in Q1 ’23 of $6.6 million, compared to $11.1 million in Q1 ’22. Our effective tax rate was 26% in Q1 ’23.

Food Services Segment First Quarter Highlights

●	Q1 ’23 food service sales exceeded Q1 ’22 by $26.6 million, or an increase of 12.5%, including approximately $13.4 million in sales from Dippin’ Dots.
●

Outdoor venues, including stadiums and amusement parks, restaurants and strategic accounts continued to experience revenue growth, including 157.4% increase in frozen novelties largely due to the acquisition of Dippin’ Dots, a 32.2% increase in churros, a 27.5% increase in handheld sales, and a 3.6% and 1.0% increase in soft pretzels and bakery sales, respectively, compared to Q1 ‘22.

●	Sales of new products and expanded customer placement were approximately $3.6 million driven primarily by new bakery products and the Bavarian pretzel stick.
●	Q1 ’23 operating income decreased 29.0% to $6.4 million reflecting the significant increase in input, production and distribution costs.

Retail Segment First Quarter Highlights

●	Q1 ’23 retail sales increased 0.9% to $43.1 million, compared to Q1 ’22.
●	Handhelds sales grew by 126.6%, compared to Q1 ’22, frozen novelty sales grew by 0.9%. Soft pretzel sales decreased 10.6% and biscuit sales decreased 4.3%, versus the prior year period.
●	New product innovation contributed approximately $1.3 million in the quarter driven by the new Luigi’s gelato product and additional placement of Dogsters items at major grocery retailers.
●	Operating income decreased 77.7% to $1.1 million, versus the prior year period driven by higher cost of goods sold and distribution related expenses.

Frozen Beverages Segment First Quarter Highlights

●	Frozen beverage segment sales were $70.0 million and beat Q1 ’22 sales by 9.2%.
●

Beverage sales grew 14.5%, or $4.9 million compared to Q1 ’22 led by consumption trends in travel, sporting events, concerts, and amusement venues. Sales were strong even as volume at Theaters declined in the quarter due to lower performing releases and weather impacts during the Christmas holiday season.

●

Machine repair and maintenance service revenues increased 8.3%, versus the prior year period reflecting healthy maintenance call volumes, while equipment sales decreased 10.7% due to the timing of customer installations between years.

●	Q1 ’23 operating income improved to $1.8 million, compared to a Q1 ’22 operating income of $0.9 million, as strong sales drove leverage across the business.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on January 31, 2023, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A transcript of the conference call will also be available on the Investors homepage at www.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry and our profitability-related continuous improvement initiatives in our operations. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses (recoveries); net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited) (in thousands, except per share amounts)

	Three months ended
	December 24,	December 25,
	2022	2021

Net Sales	$351,343	$318,490

Cost of goods sold	260,488	239,115
Gross Profit	90,855	79,375

Operating expenses
Marketing	23,699	20,907
Distribution	42,049	33,315
Administrative	16,391	10,369
Other general expense (income)	(612)	(61)
Total Operating Expenses	81,527	64,530

Operating Income	9,328	14,845

Other income (expense)
Investment income	685	271
Interest expense	(1,049)	(18)

Earnings before income taxes	8,964	15,098

Income tax expense	2,331	4,007

NET EARNINGS	$6,633	$11,091

Earnings per diluted share	$0.34	$0.58

Weighted average number of diluted shares	19,274	19,153

Earnings per basic share	$0.35	$0.58

Weighted average number of basic shares	19,222	19,085

The accompanying notes are an integral part of these statements.

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 24,
	2022	September 24,
	(unaudited)	2022
Assets
Current assets
Cash and cash equivalents	$54,866	$35,181
Marketable securities held to maturity	2,008	4,011
Accounts receivable, net	187,321	208,178
Inventories	182,642	180,473
Prepaid expenses and other	14,473	16,794
Total current assets	441,310	444,637

Property, plant and equipment, at cost	891,243	860,050
Less accumulated depreciation and amortization	537,873	524,683
Property, plant and equipment, net	353,370	335,367

Other assets
Goodwill	184,420	184,420
Other intangible assets, net	190,027	191,732
Marketable securities available for sale	4,371	5,708
Operating lease right-of-use assets	50,063	51,137
Other	3,987	3,965
Total other assets	432,868	436,962
Total Assets	$1,227,548	$1,216,966

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$128	$124
Accounts payable	91,610	108,146
Accrued insurance liability	16,014	15,678
Accrued liabilities	9,642	9,214
Current operating lease liabilities	13,219	13,524
Accrued compensation expense	16,104	21,700
Dividends payable	13,461	13,453
Total current liabilities	160,178	181,839

Long-term debt	92,000	55,000
Noncurrent finance lease liabilities	303	254
Noncurrent operating lease liabilities	41,883	42,660
Deferred income taxes	69,873	70,407
Other long-term liabilities	3,575	3,637

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,229,000 and 19,219,000 respectively	96,550	94,026
Accumulated other comprehensive loss	(12,842)	(13,713)
Retained Earnings	776,028	782,856
Total stockholders' equity	859,736	863,169
Total Liabilities and Stockholders' Equity	$1,227,548	$1,216,966

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Three months ended
	December 24,	December 25,
	2022	2021
Operating activities:
Net earnings	$6,633	$11,091
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	13,476	11,923
Amortization of intangibles and deferred costs	1,705	588
Gains from disposals of property & equipment	(711)	(27)
Share-based compensation	1,239	1,083
Deferred income taxes	(526)	(529)
Loss on marketable securities	37	44
Other	(18)	(4)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	21,171	231
(Increase) in inventories	(2,284)	(9,958)
Decrease in prepaid expenses	2,343	719
(Decrease) in accounts payable and accrued liabilities	(21,655)	(9,707)
Net cash provided by operating activities	21,410	5,454

Investing activities:
Purchases of property, plant and equipment	(30,910)	(16,100)
Proceeds from redemption and sales of marketable securities	3,300	7,200
Proceeds from disposal of property and equipment	729	231
Net cash used in investing activities	(26,881)	(8,669)

Financing activities:
Proceeds from issuance of stock	1,285	706
Borrowings under credit facility	72,000	-
Repayment of borrowings under credit facility	(35,000)	-
Payments on finance lease obligations	(39)	(74)
Payment of cash dividends	(13,453)	(12,080)
Net cash provided by (used in) financing activities	24,793	(11,448)

Effect of exchange rates on cash and cash equivalents	363	(69)
Net increase (decrease) in cash and cash equivalents	19,685	(14,732)

Cash and cash equivalents at beginning of period	35,181	283,192

Cash and cash equivalents at end of period	$54,866	$268,460

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended
	December 24,	December 25,
	2022	2021

Sales to External Customers:
Food Service
Soft pretzels	$52,223	$50,421
Frozen novelties	21,765	8,457
Churros	25,757	19,489
Handhelds	23,572	18,495
Bakery	108,948	107,831
Other	6,032	7,039
Total Food Service	$238,297	$211,732

Retail Supermarket
Soft pretzels	$14,485	$16,194
Frozen novelties	17,969	17,802
Biscuits	7,913	8,271
Handhelds	2,892	1,276
Coupon redemption	(176)	(896)
Other	(10)	48
Total Retail Supermarket	$43,073	$42,695

Frozen Beverages
Beverages	$38,659	$33,763
Repair and maintenance service	23,827	22,011
Machines revenue	7,011	7,847
Other	476	442
Total Frozen Beverages	$69,973	$64,063

Consolidated Sales	$351,343	$318,490

Depreciation and Amortization:
Food Service	$9,458	$6,669
Retail Supermarket	391	366
Frozen Beverages	5,332	5,476
Total Depreciation and Amortization	$15,181	$12,511

Operating Income:
Food Service	$6,387	$9,001
Retail Supermarket	1,111	4,984
Frozen Beverages	1,830	860
Total Operating Income	$9,328	$14,845

Capital Expenditures:
Food Service	$24,862	$10,233
Retail Supermarket	1,374	2,529
Frozen Beverages	4,674	3,338
Total Capital Expenditures	$30,910	$16,100

Assets:
Food Service	$907,736	$794,819
Retail Supermarket	16,941	29,802
Frozen Beverages	302,871	287,285
Total Assets	$1,227,548	$1,111,906

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three Months Ended

	December 24,	December 25,
	2022	2021

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$6,633	$11,091
Income Taxes	2,331	4,007
Investment Income	(685)	(271)
Interest Expense	1,049	18
Depreciation and Amortization	15,181	12,511
Share-Based Compensation	1,239	1,083
COVID-19 Expenses (Recoveries)	-	(874)
Net (Gain) Loss on Sale or Disposal of Assets	(711)	(27)
Integration Costs	229	-
Adjusted EBITDA	$25,266	$27,538

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$9,328	$14,845
COVID-19 Expenses (Recoveries)	-	(874)
Acquisition Related Amortization Expenses	1,679	592
Integration Costs	229	-
Adjusted Operating Income	$11,236	$14,563

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.34	$0.58
COVID-19 Expenses (Recoveries)	-	(0.05)
Acquisition Related Amortization Expenses	0.09	0.03
Integration Costs	0.01	-

Tax Effect of Non-GAAP Adjustments (1)	(0.02)	0.01

Adjusted Earnings per Diluted Share	$0.42	$0.57

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates